Exhibit 10.1

Execution Version

TAX RECEIVABLE AGREEMENT

by and among

BRIDGE INVESTMENT GROUP HOLDINGS INC.

BRIDGE INVESTMENT GROUP HOLDINGS LLC

and

THE MEMBERS (AS DEFINED HEREIN)

FROM TIME TO TIME PARTY HERETO

Dated as of July 16, 2021

i

Exhibits

Exhibit A - Form of Joinder Agreement

ii

TAX RECEIVABLE AGREEMENT

This TAX RECEIVABLE AGREEMENT (this “Agreement”), dated as of July 16, 2021, is hereby entered into by and among Bridge Investment Group Holdings Inc., a Delaware corporation (the “Corporation”), Bridge Investment Group Holdings LLC, a Delaware limited liability company (“Bridge Holdings”), and each of the Members (as defined herein).

RECITALS

WHEREAS, Bridge Holdings is treated as a partnership for U.S. Federal income tax purposes;

WHEREAS, immediately prior to the consummation of the IPO, Bridge Holdings entered into the Operating Agreement (as defined herein) wherein Bridge Holdings recapitalized all existing ownership interests in Bridge Holdings into membership interests in the form of Units (as defined herein) (the “Recapitalization”);

WHEREAS, each of the members of Bridge Holdings as of the date hereof (such members (other than the Corporation), together with each other Person who becomes party hereto by satisfying the Joinder Requirement, the “Members”) own Units;

WHEREAS, the Corporation is the managing member of Bridge Holdings;

WHEREAS, on the date hereof, the Corporation issued shares of its Class A Common Stock in an initial public offering of its Class A Common Stock (the “IPO”);

WHEREAS, immediately following the consummation of the IPO, the Corporation acquired newly issued Units from Bridge Holdings using the net proceeds from the IPO (the “Unit Purchase”);

WHEREAS, immediately following the consummation of the Unit Purchase, Bridge Holdings used a portion of the net proceeds from the IPO received in connection with the Unit Purchase to redeem certain of the Units held by the Members (the “IPO Unit Redemption”);

WHEREAS, as a result of the IPO Unit Redemption, the Corporation may be entitled to utilize (or otherwise be entitled to the benefits arising out of) Exchange Covered Tax Assets (as defined herein);

WHEREAS, the Operating Agreement (as defined herein) provides each Member a redemption right pursuant to which each Member may cause Bridge Holdings to redeem all or a portion of its Units from time to time for shares of Class A Common Stock or, at the Corporation’s option, cash (a “Redemption”), subject to the Corporation’s right, in its sole discretion, to elect to effect a direct exchange of cash or shares of Class A Common Stock for such Units between the Corporation and the applicable Member in lieu of such a Redemption (a “Direct Exchange”) and as a result of any such Redemption or Direct Exchange the Corporation may be entitled to utilize (or otherwise be entitled to the benefits arising out of) the Exchange Covered Tax Assets;

WHEREAS, Bridge Holdings and certain of its Subsidiaries (as defined herein) that is treated as a partnership for U.S. Federal income tax purposes will have in effect an election under Section 754 of the Code (as defined herein) for the Taxable Year (as defined herein) in which any Exchange (as defined herein) occurs, which election will cause any such Exchange to result in an adjustment to the Corporation’s proportionate share of the tax basis of the assets owned by Bridge Holdings and such Subsidiaries; and

WHEREAS, the parties to this Agreement desire to provide for certain payments and make certain arrangements with respect to any tax benefits to be derived by the Corporation as the result of Exchange Covered Tax Assets (as defined herein) and the making of payments under this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the respective covenants and agreements set forth herein, the parties hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.1. Definitions. As used in this Agreement, the terms set forth in this Article I shall have the following meanings (such meanings to be equally applicable to (i) the singular and plural, (ii) the active and passive and (iii) for defined terms that are nouns, the verified forms of the terms defined).

“Actual Tax Liability” means, with respect to any Taxable Year, the liability for Covered Taxes of the Corporation (a) appearing on Tax Returns of the Corporation for such Taxable Year or (b) if applicable, determined in accordance with a Determination; provided, that for purposes of determining Actual Tax Liability, the Corporation shall use the Assumed State and Local Tax Rate for purposes of determining liabilities for all state and local Covered Taxes (including, for the avoidance of doubt, the federal benefit with respect to such state and local Covered Taxes).

“Advisory Firm” means an accounting firm that is nationally recognized as being expert in Covered Tax matters, selected by the Corporation.

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such first Person.

“Agreed Rate” means SOFR plus 100 basis points.

“Agreement” is defined in the preamble.

“Amended Schedule” is defined in Section 2.4(b).

“Amount Realized” means, with respect to any Exchange at any time, the sum of (i) the Market Value of the shares of Class A Common Stock or the amount of cash (as applicable) transferred to a Member pursuant to such Exchange, (ii) the amount of payments made pursuant to this Agreement with respect to such Exchange (but excluding any portions thereof attributable to Imputed Interest) and (iii) the amount of liabilities allocated to the Units acquired pursuant to the Exchange under Section 752 of the Code.

“Assumed State and Local Tax Rate” means the tax rate equal to the product of (i) the Corporation’s income tax apportionment factor for each state and local jurisdiction in which the Corporation or Bridge Holdings files income or franchise tax returns for the relevant Taxable Year and (ii) the highest corporate income and franchise tax rate(s) for each such state and local jurisdiction in which the Corporation or Bridge Holdings files income tax returns for each relevant Taxable Year.

“Attributable” is defined in Section 3.1(b)(i).

“Audit Committee” means the audit committee of the Board.

“Basis Adjustment” means the increase or decrease to, or the Corporation’s proportionate share of, the tax basis of the Reference Assets under Section 732, 734(b), 743(b) or 1012 of the Code (or any similar provisions of state, local or foreign tax Law) as a result of any Exchange or any payment made under this Agreement. For purposes of determining the Corporation’s proportionate share of the tax basis of the Reference Assets with respect to the Units transferred in an Exchange under Treasury Regulations Section 1.743-1(b) (or any similar provisions of state, local or foreign tax Law), the consideration paid by the Corporation for such Units shall be the Amount Realized. Notwithstanding any other provision of this Agreement, the amount of any Basis Adjustment resulting from an Exchange of one or more Units is to be determined as if any Pre-Exchange Transfer of such Units had not occurred.

“Basis Schedule” is defined in Section 2.2.

“Beneficial Owner” means, with respect to any security, a Person who directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares (i) voting power, which includes the power to vote, or to direct the voting of, with respect to such security or (ii) investment power, which includes the power to dispose of, or to direct the disposition of, such security.

“Board” means the Board of Directors of the Corporation.

“Bridge Holdings” is defined in the preamble to this Agreement.

“Bridge Holdings Group” means Bridge Holdings and each of its direct or indirect Subsidiaries that is treated as a partnership or disregarded entity for applicable tax purposes (but excluding any such Subsidiary that is directly or indirectly held by any entity treated as a corporation for applicable tax purposes (other than the Corporation)).

“Business Day” means any day other than a Saturday or a Sunday or a day on which banks located in New York City, New York generally are authorized or required by Law to close.

“Change of Control” means the occurrence of any of the following events:

(i) any “person” or “group” (within the meaning of Sections 13(d) and 14(d) of the Exchange Act (excluding any (A) employee benefit plan of such person and its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), (B) “person” or “group” who, on the date of the consummation of the IPO, is the Beneficial Owner of securities of the Corporation representing more than 50% of the combined voting power of the Corporation’s then outstanding voting securities or (C) any “group” formed after the IPO that includes members who collectively, as of the IPO, are the Beneficial Owners of securities of the Corporation representing more than 50% of the combined voting power of the Corporation’s then outstanding voting securities) becomes the “beneficial owner” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of shares of Class A Common Stock, Class B Common Stock, preferred stock and/or any other class or classes of capital stock of the Corporation (if any) representing in the aggregate more than 50% of the voting power of all of the outstanding shares of capital stock of the Corporation entitled to vote;

(ii) the stockholders of the Corporation approve a plan of complete liquidation or dissolution of the Corporation or there is consummated a transaction or series of related transactions for the sale, lease, exchange or other disposition, directly or indirectly, by the Corporation of all or substantially all of the Corporation’s assets (including a sale of all or substantially all of the assets of Bridge Holdings); or

(iii) the Corporation ceases to be the sole managing member of Bridge Holdings.

Notwithstanding the foregoing, a “Change of Control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of related transactions immediately following which the beneficial owners of the Class A Common Stock, Class B Common Stock, preferred stock and/or any other class or classes of capital stock of the Corporation immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in and voting control over, and own substantially all of the shares of, an entity which owns all or substantially all of the assets of the Corporation immediately following such transaction or series of transactions.

“Class A Common Stock” means the Class A common stock, par value $0.01 per share, of the Corporation.

“Class B Common Stock” means the Class B common stock, par value $0.01 per share, of the Corporation.

“Code” means the U.S. Internal Revenue Code of 1986, as amended. Unless the context requires otherwise, any reference herein to a specific section of the Code shall be deemed to include any corresponding provisions of future Law as in effect for the relevant taxable period.

“Control” means the direct or indirect possession of the power to direct or cause the direction of the management or policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“Corporation” is defined in the preamble to this Agreement.

“Covered Taxes” means any U.S. Federal, state and local and foreign taxes, assessments or similar charges that are based on or measured with respect to net income or profits and any interest imposed in respect thereof under applicable Law.

“Cumulative Net Realized Tax Benefit” is defined in Section 3.1(b)(iii).

“Default Rate” means SOFR plus 500 basis points.

“Default Rate Interest” is defined in Section 5.2.

“Determination” shall have the meaning ascribed to such term in Section 1313(a) of the Code or any similar provisions of state, local or foreign tax Law, as applicable, or any other event (including the execution of IRS Form 870-AD) that finally and conclusively establishes the amount of any liability for tax.

“Direct Exchange” is defined in the recitals to this Agreement.

“Dispute” is defined in Section 7.7(a).

“Early Termination Effective Date” means (i) with respect to an early termination pursuant to Section 4.1(a), the date an Early Termination Notice is delivered, (ii) with respect to an early termination pursuant to Section 4.1(b), the date of the applicable Change of Control and (iii) with respect to an early termination pursuant to Section 4.1(c), the date of the applicable Material Breach.

“Early Termination Notice” is defined in Section 4.2(a).

“Early Termination Payment” is defined in Section 4.3(b).

“Early Termination Reference Date” is defined in Section 4.2(b).

“Early Termination Schedule” is defined in Section 4.2(b).

“Exchange” means (i) any Direct Exchange, (ii) any Redemption, (iii) any transaction using proceeds from the IPO or the Over-Allotment Option (as defined in the Operating Agreement), including the IPO Unit Redemption, that results in a Basis Adjustment or (iv) any distribution (including a deemed distribution) by Bridge Holdings to a Member that results in a Basis Adjustment.

“Exchange Act” means the Securities and Exchange Act of 1934, as amended, and applicable rules and regulations thereunder, and any successor to such statute, rules or regulations.

“Exchange Date” means the date of any Exchange.

“Exchange Covered Tax Assets” means (i) existing Tax basis (including, for the avoidance of doubt, any basis adjustment described in Section 734 of the Code or Section 1.743-1(h) of the Treasury Regulations) in the Reference Assets, determined (A) as of immediately prior to an Exchange, that is allocable to the Units being exchanged by the relevant Member and acquired by the Corporation in connection with the relevant Exchange and (B) determined without regard to any dilutive or antidilutive effect of any contribution to or distribution from Bridge Holdings after the relevant Exchange, (ii) Basis Adjustments and (iii) Imputed Interest reasonably determined to be allocable to payments pursuant to this Agreement arising from the items described in clause (i) and (ii). The determination of the portion of existing Tax basis, including, for the avoidance of doubt, any basis adjustment described in Section 1.743-1(h) of the Treasury Regulations, in the Reference Assets that is allocable to Units being exchanged by the Member (and payments made hereunder with respect to such Tax basis) shall be determined in good faith by the Corporation in consultation with the Advisory Firm, it being understood that any Tax basis described in Section 1.743-1(h) of the Treasury Regulations shall be allocable to Units held by the member of the LLC (or its predecessor) for whom the associated basis adjustment pursuant to Section 743(b) of the Code was made; provided, that in no event will the portions of existing Tax basis in the Reference Assets that are included as Exchange Covered Tax Assets exceed one hundred percent (100%) of the existing Tax basis in the Reference Assets that is allocable to the Corporation at any time. For the avoidance of doubt, Exchange Covered Tax Assets shall include any carryforwards, carrybacks or similar attributes that are attributable to the Tax items described in clauses (i)-(iii). Notwithstanding anything to the contrary, to the extent the Corporation reasonably determines (in consultation with the Advisory Firm and the Members) that the administrative burden and costs associated with calculating the Exchange Covered Tax Assets with respect to any Subsidiary of Bridge Holdings would materially outweigh the Tax Benefit Payment attributable to such Exchange Covered Tax Assets, the Corporation shall be permitted to determine that such Exchange Covered Tax Assets shall not be treated as Exchange Covered Tax Assets for all purposes of this Agreement.

“Expert” is defined in Section 7.8(a).

“Final Payment Date” means any date on which a Payment is required to be made pursuant to this Agreement. The Final Payment Date in respect of (i) a Tax Benefit Payment is determined pursuant to Section 3.1(a) and (ii) an Early Termination Payment is determined pursuant to Section 4.3(a).

“Hypothetical Tax Liability” means, with respect to any Taxable Year, the hypothetical liability of the Corporation that would arise in respect of Covered Taxes, using the same methods, elections, conventions and similar practices used on the actual relevant Tax Returns of the Corporation but calculated without taking into account the Exchange Covered Tax Assets; provided, that for purposes of determining the Hypothetical Tax Liability, the combined tax rate for U.S. state and local Covered Taxes (including for purposes of determining the federal benefit with respect to such state and local Covered Taxes) shall be the Assumed State and Local Tax Rate and the Corporation shall be entitled to make reasonable simplifying assumptions in making any determinations contemplated by this definition.

“Imputed Interest” means any interest imputed under Section 483, 1272 or 1274 or any other provision of the Code or any similar provisions of state, local or foreign tax Law with respect to the Corporation’s payment obligations under this Agreement.

“Independent Directors” means the members of the Board who are “independent” under the standards of the principal U.S. securities exchange on which the Class A Common Stock is traded or quoted.

“Interest Amount” is defined in Section 3.1(b)(vi).

“IPO” is defined in the recitals to this Agreement.

“IPO Unit Redemption” is defined in the recitals to this Agreement.

“IRS” means the U.S. Internal Revenue Service.

“Joinder” means a joinder to this Agreement, in form and substance substantially similar to Exhibit A to this Agreement.

“Joinder Requirement” is defined in Section 7.5(a).

“Law” means all laws, statutes, ordinances, rules and regulations of the U.S., any foreign country and each state, commonwealth, city, county, municipality, regulatory or self-regulatory body, agency or other political subdivision thereof.

“Market Value” means the Class A Common Unit Redemption Price, as defined in the Operating Agreement.

“Material Breach” means the (i) material breach by the Corporation of a material obligation under this Agreement or (ii) the rejection of this Agreement by operation of law in a case commenced in bankruptcy or otherwise.

“Member Approval” means written approval by Members whose rights under this Agreement are attributable to at least 50% of the Units outstanding (excluding any Units held by the Corporation) immediately after the Unit Purchase (as appropriately adjusted for any subsequent changes to the number of outstanding Units). For purposes of this definition, a Member’s rights under this Agreement shall be attributed to Units as of the time of a determination of Member Approval. For the avoidance of doubt, (i) an Exchanged Unit shall be attributed only to the Member entitled to receive Tax Benefit Payments with respect to such Exchanged Unit (i.e., the Member who Exchanged the Unit or the assignee of such Member’s rights hereunder) and (ii) an outstanding Unit that has not been Exchanged shall be attributed only to the Member (or, if applicable, the assignee of its rights hereunder) entitled to receive Tax Benefit Payments upon the Exchange of such Unit.

“Members” is defined in the recitals to this Agreement.

“Net Tax Benefit” is defined in Section 3.1(b)(ii).

“Objection Notice” is defined in Section 2.4(a)(ii).

“Operating Agreement” means that certain Fifth Amended and Restated Limited Liability Company Agreement of Bridge Holdings, dated as of the date hereof, as such agreement may be further amended, restated, supplemented or otherwise modified from time to time.

“Parties” means the parties named on the signature pages to this agreement and each additional party that satisfies the Joinder Requirement, in each case with their respective successors and assigns.

“Payment” means any Tax Benefit Payment or Early Termination Payment and in each case, unless otherwise specified, refers to the entire amount of such Payment or any portion thereof.

“Permitted Transferee” means a holder of Units pursuant to any transfer of such Units permitted by the Operating Agreement.

“Person” means any individual, corporation, firm, partnership, joint venture, limited liability company, estate, trust, business association, organization, governmental entity or other entity.

“Pre-Exchange Transfer” means any transfer (or deemed transfer) of one or more Units (i) that occurs after the consummation of the IPO but prior to an Exchange of such Units and (ii) to which Section 743(b) of the Code applies, excluding the IPO Unit Redemption.

“Realized Tax Benefit” is defined in Section 3.1(b)(iv).

“Realized Tax Detriment” is defined in Section 3.1(b)(v).

“Recapitalization” is defined in the recitals to this Agreement.

“Reconciliation Dispute” is defined in Section 7.8(a).

“Reconciliation Procedures” is defined in Section 7.8(a).

“Redemption” is defined in the recitals to this Agreement.

“Reference Asset” means any asset of any member of the Bridge Holdings Group on the relevant date of determination under this Agreement (including at the time of an Exchange and the IPO, as applicable). A Reference Asset also includes any asset the tax basis of which is determined, in whole or in part, by reference to the tax basis of an asset that is described in the preceding sentence, including “substituted basis property” within the meaning of Section 7701(a)(42) of the Code.

“Schedule” means any of the following: (i) a Basis Schedule, (ii) a Tax Benefit Schedule, (iii) an Early Termination Schedule and (iv) any Amended Schedule.

“Senior Obligations” is defined in Section 5.1.

“SOFR” means the Secured Overnight Financing Rate, as reported by the Wall Street Journal.

“Subsidiary” means, with respect to any Person and as of any determination date, any other Person as to which such first Person (i) owns, directly or indirectly, or otherwise controls, more than 50% of the voting power or other similar interests of such other Person or (ii) is the sole general partner interest, or managing member or similar interest, of such other Person.

“Tax Benefit Payment” is defined in Section 3.1(b).

“Tax Benefit Schedule” is defined in Section 2.3(a).

“Tax Return” means any return, declaration, report or similar statement filed or required to be filed with respect to taxes (including any attached schedules), including any information return, claim for refund, amended return and declaration of estimated tax.

“Taxable Year” means a taxable year of the Corporation as defined in Section 441(b) of the Code or any similar provisions of U.S. state or local tax Law, as applicable (and, therefore, for the avoidance of doubt, may include a period of less than 12 months for which a Tax Return is filed), ending on or after the closing date of the IPO.

“Taxing Authority” means any national, federal, state, county, municipal or local government, or any subdivision, agency, commission or authority thereof, or any quasi-governmental body, or any other authority of any kind, exercising regulatory or other authority in relation to tax matters.

“Treasury Regulations” means the final, temporary and (to the extent they can be relied upon) proposed regulations under the Code, as promulgated from time to time (including corresponding provisions and succeeding provisions) and as in effect for the relevant taxable period.

“U.S.” means the United States of America.

“Unit Purchase” is defined in the recitals to this Agreement.

“Units” means Common Units, as defined in the Operating Agreement.

“Valuation Assumptions” means, as of an Early Termination Effective Date, the assumptions that:

(i) in each Taxable Year ending on or after such Early Termination Effective Date, the Corporation will have taxable income sufficient to fully use the deductions arising from the Exchange Covered Tax Assets during such Taxable Year or future Taxable Years (including, for the avoidance of doubt, Basis Adjustments and Imputed Interest that would result from future Tax Benefit Payments that would be paid in accordance with the Valuation Assumptions) in which such deductions would become available;

(ii) the U.S. Federal income tax rates that will be in effect for each such Taxable Year will be those specified for each such Taxable Year by the Code and other applicable Law as in effect on the Early Termination Effective Date, except to the extent any change to such tax rates for such Taxable Year have already been enacted into Law and the combined U.S. state and local income tax rates shall be the Assumed State and Local Tax Rate;

(iii) all taxable income of the Corporation will be subject to the maximum applicable tax rates for each Covered Tax throughout the relevant period; provided, that the combined tax rate for U.S. state and local income taxes shall be the Assumed State and Local Tax Rate;

(iv) any loss carryovers or carrybacks generated by any Exchange Covered Tax Assets (including any Basis Adjustments or Imputed Interest generated as a result of payments made or deemed to be made under this Agreement) and available (taking into account any known and applicable limitations) as of the date of the Early Termination Schedule will be used by the Corporation ratably in each of the 5 consecutive Taxable Years beginning with the Taxable Year that includes the date of the Early Termination Schedule (but, in the case of any such carryover or carryback that has less than 5 remaining Taxable Years, ratably through the scheduled expiration date of such carryover or carryback) (by way of example, if on the date of the Early Termination Schedule the Corporation had $100 of net operating losses, $20 of such net operating losses would be used in each of the 5 consecutive Taxable Years beginning in the Taxable Year of such Early Termination Schedule);

(v) any non-amortizable assets will be disposed of on the fifteenth anniversary of the earlier of (A) the applicable Exchange and (B) the Early Termination Effective Date;

(vi) if, on the Early Termination Effective Date, any Member has Units that have not been Exchanged, then such Units shall be deemed to be Exchanged for the Market Value of the shares of Class A Common Stock or the amount of cash that would be received by such Member had such Units actually been Exchanged on the Early Termination Effective Date;

(vii) any future payment obligations pursuant to this Agreement that are used to calculate the Early Termination Payment will be satisfied on the date that any Tax Return to which any such payment obligation relates is required to be filed excluding any extensions; and

(viii) with respect to Taxable Years ending prior to the Early Termination Effective Date, any unpaid Tax Benefit Payments and any applicable Default Rate Interest will be paid.

“Voluntary Early Termination” is defined in Section 4.2(a)(i).

SECTION 1.2. Rules of Construction. Unless otherwise specified herein:

(a) For purposes of interpretation of this Agreement:

(i) The words “herein,” “hereto,” “hereof” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision thereof.

(ii) Unless specified otherwise, references to an Article, Section or clause refer to the appropriate Article, Section or clause in this Agreement.

(iii) References to dollars or “$” refer to the lawful currency of the U.S.

(iv) The terms “include” or “including” are by way of example and not limitation and shall be deemed followed by the words “without limitation”.

(v) The term “or”, when used in a list of two or more items, means “and/or” and may indicate any combination of the items.

(vi) The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.

(b) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”, the words “to” and “until” each mean “to but excluding” and the word “through” means “to and including.”

(c) Section headings herein are included for convenience of reference only and shall not affect the interpretation of this Agreement.

(d) Unless otherwise expressly provided herein, (i) references to organizational documents (including the Operating Agreement), agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are permitted hereby, and (ii) references to any Law (including the Code and the Treasury Regulations) include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.

ARTICLE II

Determination of Realized Tax Benefit

SECTION 2.1. Basis Adjustments; Bridge Holdings 754 Election.

(a) Basis Adjustments. The Parties acknowledge and agree that (i) each Redemption and the IPO Unit Redemption shall be treated as a direct purchase of Units by the Corporation from the applicable Member pursuant to Section 707(a)(2)(B) of the Code (or any similar provisions of applicable state, local or foreign tax Law) (i.e., equivalent to a Direct Exchange) and (ii) each Exchange will give rise to Basis Adjustments.

(b) Bridge Holdings Section 754 Election. The Corporation shall cause Bridge Holdings and certain of its Subsidiaries (as reasonably determined by the Corporation) that is treated as a partnership for U.S. Federal income tax purposes to have in effect an election under Section 754 of the Code (or any similar provisions of applicable state, local or foreign tax Law) for each Taxable Year. The Corporation shall take commercially reasonable efforts to cause each Person in which Bridge Holdings owns a direct or indirect equity interest (other than a Subsidiary) that is so treated as a partnership to have in effect any such election for each Taxable Year as reasonably determined by the Corporation.

SECTION 2.2. Basis Schedules. Within 150 calendar days after the filing of the U.S. Federal income Tax Return of the Corporation for each relevant Taxable Year, the Corporation shall deliver to the Members a schedule showing, in reasonable detail, (i) the Exchange Covered Tax Assets that are available for use by the Corporation with respect to such Taxable Year with respect to each Member that has effected an Exchange (including the Basis Adjustments with respect to the Reference Assets resulting from Exchanges effected in such Taxable Year and the periods over which such Basis Adjustments are amortizable or depreciable), (ii) the portion of the Exchange Covered Tax Assets that are available for use by the Corporation in future Taxable Years with respect to each Member that has effected an Exchange and (iii) any limitations on the ability of the Corporation to utilize any Exchange Covered Tax Assets under applicable Laws (including as a result of the operation of Section 382 of the Code or Section 383 of the Code) Member (such schedule, a “Basis Schedule”). A Basis Schedule will become final and binding on the Parties pursuant to the procedures set forth in Section 2.4(a) and may be amended by the Parties pursuant to the procedures set forth in Section 2.4(b).

SECTION 2.3. Tax Benefit Schedules.

(a) Tax Benefit Schedule. Within 150 calendar days after the filing of the U.S. Federal income Tax Return of the Corporation for any Taxable Year in which there is a Realized Tax Benefit or Realized Tax Detriment, the Corporation shall provide to the Members a schedule showing, in reasonable detail, the calculation of the Realized Tax Benefit or Realized Tax Detriment for such Taxable Year (a “Tax Benefit Schedule”). A Tax Benefit Schedule will become final and binding on the Parties pursuant to the procedures set forth in Section 2.4(a) and may be amended by the Parties pursuant to the procedures set forth in Section 2.4(b).

(b) Applicable Principles. Subject to the provisions hereunder, the Realized Tax Benefit or Realized Tax Detriment for each Taxable Year is intended to measure the decrease or increase in the Actual Tax Liability of the Corporation for such Taxable Year attributable to the Exchange Covered Tax Assets, as determined using a “with and without” methodology described in Section 2.4(a). Carryovers or carrybacks of any tax item attributable to any of the Exchange Covered Tax Assets shall be considered to be subject to the rules of the Code and the Treasury Regulations, and the appropriate provisions of state, local and foreign tax Law, governing the use, limitation or expiration of carryovers or carrybacks of the relevant type. If a carryover or carryback of any tax item includes a portion that is attributable to any Tax Attribute (a “TRA Portion”) and another portion that is not attributable to any Tax Attribute (a “Non-TRA Portion”), such portions shall be considered to be used in accordance with the “with and without” methodology so that (i) the amount of any Non-TRA Portion is deemed utilized first, followed by the amount of any TRA Portion (with the TRA Portion being applied on a proportionate basis consistent with the provisions of Section 3.3(a)) and (ii) in the case of a carryback of a Non-TRA Portion, such carryback shall not affect the original “with and without” calculation made in the prior Taxable Year. Except with respect to the portion of any Payment attributable to Imputed Interest, all Tax Benefit Payments and payments of Default Rate Interest attributable to the Covered Tax Assets will be treated as subsequent upward purchase price adjustments in respect such Exchange that give rise to additional Basis Adjustments for the Corporation unless otherwise required by applicable Law.

SECTION 2.4. Procedures; Amendments.

(a) Procedures. Each time the Corporation delivers a Schedule to the Members under this Agreement, the Corporation shall, with respect to such Schedule, also (i) deliver to the Members supporting schedules and work papers, as determined by the Corporation or as reasonably requested by any Member, that provide a reasonable level of detail regarding relevant data and calculations and (ii) allow the Members and their advisors to have reasonable access to the appropriate representatives, as determined by the Corporation or as reasonably requested by the Members, at the Corporation or the Advisory Firm in connection with a review of relevant information. Without limiting the generality of the preceding sentence, the Corporation shall ensure that any Tax Benefit Schedule that is delivered to the Members, along with any supporting schedules and work papers, provides a reasonably detailed presentation of the calculations of the Actual Tax Liability for the relevant Taxable Year and the Hypothetical Tax Liability for such Taxable Year, and identifies any material assumptions or operating procedures or principles that were used for purposes of such calculations. A Schedule will become final and binding on the Members 30 calendar days from the date on which the Members first received the applicable Schedule unless a Member, within such period, provides the Corporation with written notice of a material objection (made in good faith) to such Schedule and sets forth in reasonable detail such Member’s material objection (an “Objection Notice”). If the Parties, for any reason, are unable to resolve the issues raised in such Objection Notice within 30 calendar days after receipt by the Corporation of the Objection Notice, the Corporation and the applicable Member shall employ the Reconciliation Procedures described in Section 7.8 and the finalization of the Schedule will be conducted in accordance therewith.

(b) Amended Schedule. A Schedule (other than an Early Termination Schedule) for any Taxable Year may only and shall be amended from time to time by the Corporation (i) in connection with a Determination affecting such Schedule, (ii) to correct inaccuracies in such Schedule identified as a result of the receipt of additional factual information relating to a Taxable Year after the date such Schedule was originally provided to the Members, (iii) to comply with an Expert’s determination under the Reconciliation Procedures, (iv) to reflect a change in the Realized Tax Benefit or Realized Tax Detriment for such Taxable Year attributable to a carryover or carryback of a loss or other tax item to such Taxable Year or (v) to reflect a change in the Realized Tax Benefit or Realized Tax Detriment for such Taxable Year attributable to an amended Tax Return filed for such Taxable Year (any such Schedule in its amended form, an “Amended Schedule”). The Corporation shall provide any Amended Schedule to the applicable Members within 30 calendar days of the occurrence of an event referred to in any of clauses (i) through (v) of the preceding sentence, and the delivery and finalization of any such Amended Schedule shall, for the avoidance of doubt, be subject to the procedures described in Section 2.4(a).

ARTICLE III

Tax Benefit Payments

SECTION 3.1. Timing and Amount of Tax Benefit Payments.

(a) Timing of Payments. Subject to Sections 3.2 and 3.3, by the date that is 5 Business Days following the date on which each Tax Benefit Schedule becomes final in accordance with Section 2.4(a) (such date, the “Final Payment Date” in respect of any Tax Benefit Payment), the Corporation shall pay in full to each relevant Member the Tax Benefit Payment as determined pursuant to Section 3.1(b). Each such Tax Benefit Payment shall be made by wire transfer of immediately available funds to a bank account or accounts designated by such Member. For the avoidance of doubt, no Member shall be required under any circumstances to return any Payment or any Default Rate Interest paid by the Corporation to such Member.

(b) Amount of Payments. For purposes of this Agreement, a “Tax Benefit Payment” with respect to any Member means an amount equal to the sum of the Net Tax Benefit that is Attributable to such Member and the Interest Amount. No Tax Benefit Payment shall be calculated or made in respect of any estimated tax payments, including any estimated U.S. Federal income tax payments.

(i) Attributable. A Net Tax Benefit that is “Attributable” to a Member with respect to any Exchange Covered Tax Assets shall be determined separately with respect to each Member and each Exchange undertaken by or with respect such Member in an amount equal to the total Exchange Covered Tax Assets relating to the Units Exchanged by or with respect to such Member.

(ii) Net Tax Benefit. The “Net Tax Benefit” with respect to a Member for a Taxable Year equals the amount of the excess, if any, of (A) 85% of the Cumulative Net Realized Tax Benefit Attributable to such Member as of the end of such

Taxable Year over (B) the aggregate amount of all Tax Benefit Payments previously made to such Member under this Section 3.1 (excluding payments attributable to Interest Amounts).

(iii) Cumulative Net Realized Tax Benefit. The “Cumulative Net Realized Tax Benefit” for a Taxable Year equals the cumulative amount of Realized Tax Benefits for all Taxable Years of the Corporation, up to and including such Taxable Year, net of the cumulative amount of Realized Tax Detriments for the same period. The Realized Tax Benefit and Realized Tax Detriment for each Taxable Year shall be determined based on the most recent Tax Benefit Schedule or Amended Schedule, if any, in existence at the time of such determination.

(iv) Realized Tax Benefit. The “Realized Tax Benefit” for a Taxable Year equals the excess, if any, of the Hypothetical Tax Liability over the Actual Tax Liability for such Taxable Year. If all or a portion of the Actual Tax Liability for such Taxable Year arises as a result of an audit or similar proceeding by a Taxing Authority of any Taxable Year, such liability shall not be included in determining the Realized Tax Benefit unless and until there has been a Determination.

(v) Realized Tax Detriment. The “Realized Tax Detriment” for a Taxable Year equals the excess, if any, of the Actual Tax Liability over the Hypothetical Tax Liability for such Taxable Year. If all or a portion of the Actual Tax Liability for such Taxable Year arises as a result of an audit or similar proceeding by a Taxing Authority of any Taxable Year, such liability shall not be included in determining the Realized Tax Detriment unless and until there has been a Determination.

(vi) Interest Amount. The “Interest Amount” in respect of a Member equals interest on the unpaid amount of the Net Tax Benefit with respect to such Member for a Taxable Year, calculated at the Agreed Rate from the due date (without extensions) for filing the U.S. Federal income Tax Return of the Corporation for such Taxable Year until the earlier of (A) the date on which no remaining Tax Benefit Payment to the Member is due in respect of such Net Tax Benefit and (B) the applicable Final Payment Date.

(vii) The Members acknowledge and agree that, as of the date of this Agreement and as of the date of any future Exchange that may be subject to this Agreement, the aggregate value of the Tax Benefit Payments cannot be reasonably ascertained for U.S. Federal income or other applicable tax purposes. Notwithstanding anything to the contrary in this Agreement, the stated maximum selling price (within the meaning of Treasury Regulation 15A.453-1(c)(2)) with respect to any transfer of Units by a Member pursuant to an Exchange shall not exceed the sum of (I) the value of the Class A Common Stock or the amount of cash delivered to the Member, in each case, in the Exchange plus (II) the amount, if any, set forth in the Redemption Notice (as defined in the Operating Agreement) delivered by such Member to Bridge Holdings with respect to the relevant Redemption or Exchange, and the aggregate Payments under this Agreement to such Member (other than amounts accounted for as interest under the Code) shall not exceed the amount described in this clause (II).

SECTION 3.2. No Duplicative Payments. It is intended that the provisions hereunder will not result in the duplicative payment of any amount that may be required under this Agreement, and the provisions hereunder shall be consistently interpreted and applied in accordance with that intent.

SECTION 3.3. Pro-Ration of Payments as Between the Members.

(a) Insufficient Taxable Income. Notwithstanding anything in Section 3.1(b) to the contrary, if the aggregate potential Covered Tax benefit of the Corporation as calculated with respect to the Exchange Covered Tax Assets (in each case, without regard to the Taxable Year of origination) is limited in a particular Taxable Year because the Corporation does not have sufficient actual taxable income, then the available Covered Tax benefit for the Corporation shall be allocated among the Members in proportion to the respective Tax Benefit Payment that would have been payable if the Corporation had sufficient taxable income. For example, if the Corporation had $200 of aggregate potential Covered Tax benefits with respect to the Exchange Covered Tax Assets in a particular Taxable Year (with $50 of such Covered Tax benefits Attributable to Member A and $150 Attributable to Member B), such that Member A would have been entitled to a Tax Benefit Payment of $42.50 and Member B would have been entitled to a Tax Benefit Payment of $127.50 if the Corporation had sufficient actual taxable income, and if the Corporation instead had insufficient actual taxable income in such Taxable Year, such that the Covered Tax benefit was limited to $100, then $25 of the aggregate $100 actual Covered Tax benefit for the Corporation for such Taxable Year would be allocated to Member A and $75 would be allocated to Member B, such that Member A would receive a Tax Benefit Payment of $21.25 and Member B would receive a Tax Benefit Payment of $63.75.

(b) Late Payments. If for any reason the Corporation is not able to fully satisfy its payment obligations to make all Tax Benefit Payments due in respect of a particular Taxable Year, then (i) Default Rate Interest will accrue pursuant to Section 5.2, (ii) the Corporation shall pay the available amount of such Tax Benefit Payments (and any applicable Default Rate Interest) in respect of such Taxable Year to each Member pro rata in line with Section 3.3(a) and (iii) no Tax Benefit Payment shall be made in respect of any Taxable Year until all Tax Benefit Payments (and any applicable Default Rate Interest) to all Members in respect of all prior Taxable Years have been made in full.

SECTION 3.4. Overpayments. Subject to the procedures described in Section 2.4(a), to the extent the Corporation makes a payment to a Member in respect of a particular Taxable Year under Section 3.1(a) in an amount in excess of the amount of such payment that should have been made to such Member in respect of such Taxable Year (taking into account Section 3.3) under the terms of this Agreement, then such Member shall not receive further payments under Section 3.1(a) until such Member has foregone an amount of payments equal to such excess; provided, that for the avoidance of the doubt, no Member shall be required to return any payment paid by the Corporation to such Member.

ARTICLE IV

Termination

SECTION 4.1. Early Termination of Agreement; Acceleration Events.

(a) Corporation’s Early Termination Right. With the written approval of a majority of the Independent Directors, the Corporation may terminate this Agreement, as and to the extent provided herein, by paying in full each and every Member the Early Termination Payment (along with any applicable Default Rate Interest) due to such Member.

(b) Acceleration upon Change of Control. In the event of a Change of Control, the Early Termination Payment (calculated as if an Early Termination Notice had been delivered on the date of the Change of Control) shall become due and payable in accordance with Section 4.3 and the Agreement shall terminate, as and to the extent provided herein.

(c) Acceleration upon Breach of Agreement. In the event of a Material Breach, the Early Termination Payment (calculated as if an Early Termination Notice had been delivered on the date of the Material Breach) shall become due and payable in accordance with Section 4.3 and the Agreement shall terminate, as and to the extent provided herein. Subject to the next sentence, the Corporation’s failure to make a Payment (along with any applicable Default Rate Interest) within 90 calendar days of the applicable Final Payment Date shall be deemed to constitute a Material Breach. To the extent that any Tax Benefit Payment is not made by the date that is 90 calendar days after the relevant Final Payment Date because the Corporation (i) is prohibited from making such payment under Section 5.1 or the terms of any agreement governing any Senior Obligations or (ii) does not have, and cannot take commercially reasonable actions to obtain, sufficient funds to make such payment, such failure will not constitute a Material Breach; provided that (A) such payment obligation nevertheless will accrue for the benefit of the Members, (B) the Corporation shall promptly (and in any event, within 5 Business Days) pay the entirety of the unpaid amount (along with any applicable Default Rate Interest) once the Corporation is not prohibited from making such payment under Section 5.1 or the terms of the agreements governing the Senior Obligations and the Corporation has sufficient funds to make such payment and (C) the failure of the Corporation to comply with the foregoing clause (B) will constitute a Material Breach; provided further that that the interest provisions of Section 5.2 shall apply to such late payment (unless the Corporation does not have sufficient funds to make such payment as a result of limitations imposed by any Senior Obligations, in which case Section 5.2 shall apply, but the Default Rate shall be replaced by the Agreed Rate). It shall be a Material Breach if the Corporation makes any distribution of cash or other property (other than shares of Class A Common Stock) to its stockholders or uses cash or other property to repurchase any capital stock of the Corporation (including Class A Common Stock), in each case, before (x) all Tax Benefit Payments (along with any applicable Default Rate Interest) that are due and payable as of the date the Corporation enters into a binding commitment to make such distribution or repurchase have been paid or (y) sufficient funds for the payment of all Tax Benefits Payments (along with any applicable Default Rate Interest) that are due and payable on the date of the distribution or repurchase have been reserved therefor. The Corporation shall use commercially reasonable efforts to (1) obtain sufficient available funds for the purpose of making Tax Benefit

Payments under this Agreement and (2) avoid entering into any agreements that could be reasonably anticipated to materially delay the timing of the making of any Tax Benefit Payments under this Agreement.

(d) In the case of a termination pursuant to any of the foregoing paragraphs (a), (b) or (c), upon the Corporation’s payment in full of the Early Termination Payment (along with any applicable Default Rate Interest) to each Member, the Corporation shall have no further payment obligations under this Agreement other than with respect to any Tax Benefit Payments (along with any applicable Default Rate Interest) in respect of any Taxable Year ending prior to the Early Termination Effective Date, and such payment obligations shall survive the termination of, and be calculated and paid in accordance with, this Agreement. If an Exchange subsequently occurs with respect to Units for which the Corporation has paid the Early Termination Payment in full, the Corporation shall have no obligations under this Agreement with respect to such Exchange.

SECTION 4.2. Early Termination Notice.

(a) If (i) the Corporation chooses to exercise its termination right under Section 4.1(a) (“Voluntary Early Termination”), (ii) a Change of Control occurs or (iii) a Material Breach occurs, the Corporation shall, in each case, deliver to the Members a reasonably detailed notice of the Corporation’s decision to exercise such right or the occurrence of such event, as applicable (an “Early Termination Notice”). In the case of an Early Termination Notice delivered with respect to a Voluntary Early Termination, the Corporation may withdraw such Early Termination Notice and rescind its Voluntary Early Termination at any time prior to the time at which any Early Termination Payment is paid.

(b) The Corporation shall deliver a schedule showing in reasonable detail the calculation of the Early Termination Payment (an “Early Termination Schedule”) (i) simultaneously with the delivery of an Early Termination Notice or (ii) in the case of a termination pursuant to Section 4.1(b) or Section 4.1(c), as soon as reasonably practicable following the occurrence of the Change of Control or Material Breach giving rise to such termination. The date on which such Early Termination Schedule becomes final in accordance with Section 2.4(a) shall be the “Early Termination Reference Date”.

SECTION 4.3. Payment upon Early Termination.

(a) Timing of Payment. By the date that is 5 Business Days after the Early Termination Reference Date (such date, the “Final Payment Date” in respect of the Early Termination Payment), the Corporation shall pay in full to each Member an amount equal to the Early Termination Payment applicable to such Member. Such Early Termination Payment shall be made by the Corporation by wire transfer of immediately available funds to a bank account or accounts designated by the applicable Member.

(b) Amount of Payment. The “Early Termination Payment” payable to a Member pursuant to Section 4.3(a) shall equal the present value, discounted at the Agreed Rate and determined as of the Early Termination Reference Date, of all Tax Benefit Payments (other than any Tax Benefit Payments in respect of Taxable Years ending prior to the Early

Termination Effective Date) that would be required to be paid by the Corporation to such Member, beginning from the Early Termination Effective Date and using the Valuation Assumptions. For the avoidance of doubt, an Early Termination Payment shall be made to each Member in accordance with this Agreement, regardless of whether a Member has Exchanged all of its Units as of the Early Termination Effective Date.

ARTICLE V

Subordination and Late Payments

SECTION 5.1. Subordination. Notwithstanding any other provision of this Agreement to the contrary, any payment required to be made by the Corporation to the Members under this Agreement shall rank subordinate and junior in right of payment to any principal, interest or other amounts due and payable in respect of any obligations owed in respect of indebtedness for borrowed money of the Corporation (other than, for the avoidance of doubt, any trade payables, intercompany debt or other similar obligations) (“Senior Obligations”) and shall rank pari passu in right of payment with all current or future obligations of the Corporation that are not Senior Obligations.

SECTION 5.2. Late Payments by the Corporation. Subject to the second proviso in the third sentence of Section 4.1(c), the amount of any Payment not made to any Member by the applicable Final Payment Date shall be payable together with “Default Rate Interest”, calculated at the Default Rate and accruing on the amount of the unpaid Payment from the applicable Final Payment Date until the date on which the Corporation makes such Payment to such Member.

ARTICLE VI

Tax Matters; Consistency; Cooperation

SECTION 6.1. Participation in the Corporation’s and Bridge Holdings’ Tax Matters. Except as otherwise provided herein or in Article IX of the Operating Agreement, the Corporation shall have full responsibility for, and sole discretion over, all tax matters concerning the Corporation and Bridge Holdings, including preparing, filing or amending any Tax Return and defending, contesting or settling any issue pertaining to taxes. Notwithstanding the foregoing, (i) the Corporation shall notify the relevant Members of, and keep them reasonably informed with respect to, the portion of any audit by any Taxing Authority of the Corporation, Bridge Holdings or any of Bridge Holdings’ Subsidiaries, the outcome of which is reasonably expected to materially and adversely affect such Members’ rights and obligations under this Agreement and (ii) the Members shall have the right to participate in and to monitor at their own expense (but, for the avoidance of doubt, not to control) any such issue in any such Tax audit. To the extent there is a conflict between this Agreement and the Operating Agreement as it relates to tax matters concerning Covered Taxes and the Corporation and

Bridge Holdings, including preparation, filing or amending of any Tax Return and defending, contesting or settling any issue pertaining to taxes, this Agreement shall control.

SECTION 6.2. Consistency. Except upon the written advice of the Advisory Firm, all calculations and determinations made hereunder, including any Basis Adjustments, the Schedules and the determination of any Realized Tax Benefits or Realized Tax Detriments, shall be made in accordance with the elections, methodologies and positions taken by the Corporation and Bridge Holdings on their respective Tax Returns. Each Member shall prepare its Tax Returns in a manner consistent with the terms of this Agreement and any related calculations or determinations made hereunder, including the terms of Section 2.1 and the Schedules provided to each such Member, except as otherwise required by Law. In the event that an Advisory Firm is replaced with another Advisory Firm acceptable to the Audit Committee, the Members shall cause such replacement Advisory Firm to perform its services necessitated by this Agreement using procedures and methodologies consistent with those of the previous Advisory Firm, unless otherwise required by Law or unless the Corporation and all of the Members agree to the use of other procedures and methodologies.

SECTION 6.3. Cooperation.

(a) Each Member shall (i) furnish to the Corporation in a timely manner such information, documents and other materials as the Corporation may reasonably request for purposes of making any determination or computation necessary or appropriate under this Agreement, preparing any Tax Return of Bridge Holdings or any of its Subsidiaries or contesting or defending any related audit, examination or controversy with any Taxing Authority, (ii) make itself available to the Corporation and its representatives to provide explanations of documents and materials and such other information as the Corporation or its representatives may reasonably request in connection with any of the matters described in clause (i) above and (iii) reasonably cooperate in connection with any such matter.

(b) The Corporation shall reimburse the Members for any reasonable and documented out-of-pocket costs and expenses incurred pursuant to Section 6.3(a).

ARTICLE VII

Miscellaneous

SECTION 7.1. Notices. All notices, requests, consents and other communications required or permitted hereunder shall be in writing and (i) delivered personally, (ii) sent by e-mail or (iii) sent by overnight courier, in each case, addressed as follows:

If to the Corporation, to:

Bridge Investment Group Holdings Inc.

111 E. Sego Lily Drive, Suite 400

Salt Lake City, UT 84070

If to any Member, to the address and e-mail address specified on such Member’s signature page to the applicable Joinder or otherwise on file with the Corporation or Bridge Holdings.

Any Party may change its address, fax number or e-mail address by giving each of the other Party written notice thereof in the manner set forth above.

SECTION 7.2. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the Members and delivered to the other Members, it being understood that all Members need not sign the same counterpart. Delivery of an executed signature page to this Agreement by e-mail transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

SECTION 7.3. Entire Agreement; No Third-Party Beneficiaries. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof. This Agreement shall be binding upon and inure solely to the benefit of each Party hereto and their respective successors and permitted assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

SECTION 7.4. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law or public policy, all other terms and provisions hereunder shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner.

SECTION 7.5. Assignments; Amendments; Successors; No Waiver.

(a) Assignment. No Member may assign, sell, pledge or otherwise alienate or transfer any interest in this Agreement, including the right to receive any payments under this Agreement, to any Person without such Person executing and delivering a Joinder agreeing to succeed to the applicable portion of such Member’s interest in this Agreement and to become a Party for all purposes of this Agreement (the “Joinder Requirement”); provided, that the Members’ approval and consent rights described in Section 6.1 shall not be transferrable or assignable to any Person (other than Permitted Transferees) without the prior written consent of the Corporation, not to be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing, if any Member sells, exchanges, distributes or otherwise transfers Units to any Person (other than the Corporation or Bridge Holdings) in accordance with the terms of the Operating Agreement, such Member shall have the option to assign to the transferee of such Units its rights under this Agreement with respect to such transferred Units; provided that such transferee has satisfied the Joinder Requirement. For the avoidance of doubt, if a

Member transfers Units in accordance with the terms of the Operating Agreement but does not assign to the transferee of such Units its rights under this Agreement with respect to such transferred Units, such Member shall continue to be entitled to receive the Tax Benefit Payments arising in respect of a subsequent Exchange of such Units (and any such transferred Units shall be separately identified, so as to facilitate the determination of payments hereunder). The Corporation may not assign any of its rights or obligations under this Agreement to any Person without Member Approval (and any purported assignment without such consent shall be null and void).

(b) Amendments. No provision of this Agreement may be amended unless such amendment is approved in writing by the Corporation with Member Approval; provided that amendment of the definition of Change of Control will also require the written approval of a majority of the Independent Directors; provided further that, to the extent any amendment would materially, adversely and disproportionately affect a Member with respect to any rights under this Agreement, such amendment shall require the written approval of such affected Member.

(c) Successors. Except as provided in Section 7.5(a), all of the terms and provisions hereunder shall be binding upon, and shall inure to the benefit of and be enforceable by, the Parties and their respective successors, assigns, heirs, executors, administrators and legal representatives. The Corporation shall require and cause any direct or indirect successor (whether by equity purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Corporation, by written agreement, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Corporation would be required to perform if no such succession had taken place.

(d) Waiver. No provision of this Agreement may be waived unless such waiver is in writing and signed by the Party against whom the waiver is to be effective. No failure by any Party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement, or to exercise any right or remedy consequent upon a breach thereof, shall constitute a waiver of any such breach or any other covenant, duty, agreement or condition.

SECTION 7.6. Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

SECTION 7.7. Resolution of Disputes; Governing Law.

(a) Except for Reconciliation Disputes subject to Section 7.8, any and all disputes which cannot be settled after good faith negotiation within 30 calendar days, including any ancillary claims of any Party, arising out of, relating to or in connection with the validity, negotiation, execution, interpretation, performance or non-performance of this Agreement (including the validity, scope and enforceability of this Section 7.7 or Section 7.8) (each, a “Dispute”) shall be finally resolved by arbitration in accordance with the International Institute for Conflict Prevention and Resolution Rules for Non-Administered Arbitration by the majority vote of a panel of three arbitrators, of which the Corporation shall designate one arbitrator and the Members that are party to such Dispute shall designate one arbitrator, in each case in accordance with the “screened” appointment procedure provided in Resolution Rule 5.4. In addition to monetary damages, the arbitrators shall be empowered and permitted to award equitable relief, including an injunction and specific performance of any obligation under this Agreement. The arbitrators are not empowered to award damages in excess of compensatory damages, and each Member hereby irrevocably waives any right to recover punitive, exemplary or similar damages with respect to any Dispute. Any award shall be the sole and exclusive remedy between the Members regarding any claims, counterclaims, issues or accounting presented to the arbitrators. The arbitration shall be governed by the Federal Arbitration Act, 9 U.S.C. §§ 1 et seq., and judgment upon the award rendered by the arbitrators may be entered by any court having jurisdiction thereof. The place of the arbitration shall be New York, New York.

(b) Notwithstanding the provisions of paragraph (a) above, any Party may bring an action or special proceeding in any court of competent jurisdiction for the purpose of compelling another Party to arbitrate, seeking temporary or preliminary relief in aid of an arbitration hereunder or enforcing an arbitration award and, for the purposes of this paragraph (b), each Party (i) expressly consents to the application of paragraphs (c) and (d) of this Section 7.7 to any such action or proceeding and (ii) agrees that proof shall not be required that monetary damages for breach of the provisions hereunder would be difficult to calculate and that remedies at law would be inadequate.

(c) This Agreement shall be governed in all respects, including as to validity, interpretation and effect, by the internal Laws of the State of New York, without giving effect to the conflict of laws rules thereof. Subject to this Section 7.7 and Section 7.8, the Parties agree that any suit or proceeding in connection with, arising out of or relating to this Agreement shall be instituted only in a New York state court (or U.S. Federal court) located in New York, New York, and the Parties, for the purpose of any such suit or proceeding, irrevocably consent and submit to the exclusive personal jurisdiction and venue of any such court in any such suit or proceeding. Each Party agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.

(d) Each Party irrevocably and unconditionally waives, to the fullest extent permitted by Law, (i) any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in Section 7.7(b) or 7.7(c) and (ii) the defense of an inconvenient forum to the maintenance of any such suit, action or proceeding in any such court.

(e) Each Party irrevocably consents to service of process by means of notice in the manner provided for in Section 7.1. Nothing in this Agreement shall affect the right of any Party to serve process in any other manner permitted by Law.

(f) WAIVER OF RIGHT TO TRIAL BY JURY. EACH PARTY HERETO HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, AND WITH THE ADVICE OF ITS COUNSEL, ANY RIGHT IT MAY HAVE TO A TRIAL BY

JURY IN ANY SUIT, ACTION OR PROCEEDING, WHETHER A CLAIM, COUNTERCLAIM, CROSS-CLAIM, OR THIRD PARTY CLAIM, DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING IN ANY WAY TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).

SECTION 7.8. Reconciliation Procedures.

(a) In the event that the Corporation and any Member are unable to resolve a disagreement with respect to a Schedule prepared in accordance with the procedures set forth in Section 2.4 or Section 4.2, as applicable, within the relevant time period designated in this Agreement (a “Reconciliation Dispute”), the procedures described in this paragraph (the “Reconciliation Procedures”) will apply. The applicable Members shall, within 15 calendar days of the commencement of a Reconciliation Dispute, mutually select a nationally recognized expert in the particular area of disagreement (the “Expert”) and submit the Reconciliation Dispute to such Expert for determination. The Expert shall be a partner or principal in a nationally recognized accounting firm, and unless the Corporation and such Member agree otherwise, the Expert (and its employing firm) shall not have any material relationship with the Corporation or such Member or other actual or potential conflict of interest. If the applicable Parties are unable to agree on an Expert within such 15 calendar-day time period, the selection of an Expert shall be treated as a Dispute subject to Section 7.7 and an arbitration panel shall pick an Expert from a nationally recognized accounting firm that does not have any material relationship with the applicable Parties or other actual or potential conflict of interest. The Expert shall resolve any matter relating to (i) a Basis Schedule, Early Termination Schedule or an amendment to either within 30 calendar days and (ii) a Tax Benefit Schedule or an amendment thereto within 15 calendar days or as soon thereafter as is reasonably practicable, in each case after the matter has been submitted to the Expert for resolution. Notwithstanding the preceding sentence, if the matter is not resolved before any payment that is the subject of a disagreement would be due (in the absence of such disagreement) or any Tax Return reflecting the subject of a disagreement is due, the undisputed amount shall be paid by the date prescribed by this Agreement and such Tax Return may be filed as prepared by the Corporation, subject to adjustment or amendment upon resolution. The Expert shall finally determine any Reconciliation Dispute, and its determinations pursuant to this Section 7.8(a) shall be binding on the applicable Parties and may be entered and enforced in any court having competent jurisdiction. Any dispute as to whether a dispute is a Reconciliation Dispute within the meaning of this Section 7.8 or a Dispute within the meaning of Section 7.7 shall be decided and resolved as a Dispute subject to the procedures set forth in Section 7.7.

(b) Subject to the next sentence, the applicable Parties shall bear their own costs and expenses of such proceeding, unless (i) the Expert adopts the Member’s position, in which case the Corporation shall reimburse the Member for any reasonable and documented out-of-pocket costs and expenses in such proceeding or (ii) the Expert adopts the Corporation’s position, in which case the Members shall reimburse the Corporation for any reasonable and documented out-of-pocket costs and expenses in such proceeding. The costs and expenses relating to the engagement of such Expert or amending any Tax Return shall be borne by the Corporation.

SECTION 7.9. Withholding. The Corporation and its Affiliates shall be entitled to deduct and withhold from any payment that is payable to any Member pursuant to this Agreement such amounts as the Corporation is required to deduct and withhold with respect to the making of such payment by applicable Law. To the extent that amounts are so deducted and withheld and paid over to the appropriate Taxing Authority by the Corporation, such deducted and withheld amounts shall be treated for all purposes of this Agreement as having been paid by the Corporation to the relevant Member in respect of whom the deduction and withholding was made. Each Member shall promptly provide the Corporation with any applicable tax forms and certifications reasonably requested by the Corporation in connection with determining whether any such deductions and withholdings are required by applicable Law.

SECTION 7.10. Admission of the Corporation into a Consolidated Group; Transfers of Corporate Assets.

(a) If the Corporation is or becomes a member of an affiliated or consolidated group of corporations that files a consolidated income Tax Return pursuant to Section 1501 or other applicable sections of the Code governing affiliated or consolidated groups, or any corresponding provisions of state, local or foreign tax Law, then (i) the provisions of this Agreement shall be applied with respect to the group as a whole, and (ii) Payments and other applicable items hereunder shall be computed with reference to the consolidated taxable income of the group as a whole.

(b) If the Corporation or any member of the Bridge Holdings Group transfers one or more Reference Assets to a Person treated as a corporation for U.S. Federal income tax purposes (with which the Corporation does not file a consolidated Tax Return pursuant to Section 1501 of the Code), such transferor, for purposes of calculating the amount of any Payment due hereunder, shall be treated as having disposed of such asset in a fully taxable transaction on the date of such transfer. The consideration deemed to be received by the Corporation or Bridge Holdings Group member, as the applicable transferor, shall be equal to the fair market value of the transferred asset plus the amount of debt to which such asset is subject, in the case of a transfer of an encumbered asset. For purposes of this Section 7.10, a transfer of a partnership interest shall be treated as a transfer of the transferring partner’s applicable share of each of the assets and liabilities of that partnership. Notwithstanding anything to the contrary set forth herein, if the Corporation or any member of a group described in Section 7.10(a) transfers its assets pursuant to a transaction that qualifies as a “reorganization” (within the meaning of Section 368(a) of the Code) in which such entity does not survive, pursuant to a contribution described in Section 351(a) of the Code or pursuant to any other transaction to which Section 381(a) of the Code applies (other than any such reorganization or any such other transaction, in each case, pursuant to which such entity transfers assets to a corporation with which the Corporation or any member of the group described in Section 7.10(a) (excluding any such member being transferred in such reorganization or other transaction) does not file a consolidated Tax Return pursuant to Section 1501 of the Code), the transfer will not cause such entity to be treated as having transferred any assets to a corporation (or a Person classified as a corporation for U.S. Federal income tax purposes) pursuant to this Section 7.10(b).

SECTION 7.11. Confidentiality. Each Member and each of its respective assignees acknowledges and agrees that the information of the Corporation is confidential and, except in the course of performing any duties as necessary for the Corporation and its Affiliates, as required by Law or legal process or to enforce the terms of this Agreement, such Person shall keep and retain in the strictest confidence and not disclose to any other Person any confidential information, acquired pursuant to this Agreement, of the Corporation or its controlled Affiliates or their successors. This Section 7.11 shall not apply to (i) any information that has been made publicly available by the Corporation or any of its controlled Affiliates, becomes public knowledge (except as a result of an act of any Member in violation of this Agreement) or is generally known to the business community, (ii) the disclosure of information to the extent necessary for a Member to prosecute or defend claims arising under or relating to this Agreement and (iii) the disclosure of information to the extent necessary for a Member to prepare and file its Tax Returns, to respond to any inquiries regarding the same from any Taxing Authority or to prosecute or defend any action, proceeding or audit by any Taxing Authority with respect to such Tax Returns. Notwithstanding anything to the contrary herein, the Members and each of their assignees (and each employee, representative or other agent of the Members or their assignees, as applicable) may disclose at their discretion to any and all Persons, without limitation of any kind, the tax treatment and tax structure of the Corporation, the Members and any of their transactions, and all materials of any kind (including tax opinions or other tax analyses) that are provided to the Members relating to such tax treatment and tax structure. If a Member or an assignee commits, or threatens to commit, a breach of any of the provisions of this Section 7.11, the Corporation shall have the right and remedy to have the provisions of this Section 7.11 specifically enforced by injunctive relief or otherwise by any court of competent jurisdiction without the need to post any bond or other security, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to the Corporation or any of its controlled Affiliates and that money damages alone will not provide an adequate remedy to such Persons. Such rights and remedies shall be in addition to, and not in lieu of, any other rights and remedies available at Law or in equity.

SECTION 7.12. Change in Law. Notwithstanding anything herein to the contrary, if, in connection with an actual or proposed change in Law, a Member reasonably believes that the existence of this Agreement could cause income (other than income arising from receipt of a payment under this Agreement) recognized by such Member (or direct or indirect equity holders in such Member) in connection with any Exchange to be treated as ordinary income (other than with respect to assets described in Section 751(a) of the Code) rather than capital gain (or otherwise taxed at ordinary income rates) for U.S. Federal income tax purposes or would have other material adverse tax consequences to such Member or any direct or indirect owner of such Member, then, at the written election of such Member in its sole discretion (in an instrument signed by such Member and delivered to the Corporation) and to the extent specified therein by such Member, this Agreement shall cease to have further effect and shall not apply to an Exchange occurring after a date specified by such Member, or may be amended in a manner reasonably determined by such Member; provided that such amendment shall not result in an increase in any payments owed by the Corporation under this Agreement at any time as compared to the amounts and times of payments that would have been due in the absence of such amendment.

SECTION 7.13. Interest Rate Limitation. Notwithstanding anything to the contrary contained herein, the interest paid or agreed to be paid hereunder with respect to amounts due to any Member hereunder shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If any Member shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the applicable payment (but in each case exclusive of any component thereof comprising interest) or, if it exceeds such unpaid non-interest amount, refunded to the Corporation. In determining whether the interest contracted for, charged or received by any Member exceeds the Maximum Rate, such Member may, to the extent permitted by applicable Law, (i) characterize any payment that is not principal as an expense, fee or premium rather than interest, (ii) exclude voluntary prepayments and the effects thereof or (iii) amortize, prorate, allocate and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the payment obligations owed by the Corporation to such Member hereunder. Notwithstanding the foregoing, it is the intention of the Parties to conform strictly to any applicable usury Laws.

SECTION 7.14. Independent Nature of Rights and Obligations. The rights and obligations of each Member hereunder are several and not joint with the rights and obligations of any other Person. A Member shall not be responsible in any way for the performance of the obligations of any other Person hereunder, nor shall a Member have the right to enforce the rights or obligations of any other Person hereunder (other than obligations of the Corporation). The obligations of a Member hereunder are solely for the benefit of, and shall be enforceable solely by, the Corporation. Nothing contained herein or in any other agreement or document delivered in connection herewith, and no action taken by any Member pursuant hereto or thereto, shall be deemed to constitute the Members acting as a partnership, association, joint venture or any other kind of entity, or create a presumption that the Members are in any way acting in concert or as a group with respect to such rights or obligations or the transactions contemplated hereby.

[Signature Page Follows this Page]

IN WITNESS WHEREOF, the parties have executed this Tax Receivable Agreement as of the date first written above.

CORPORATION:

BRIDGE INVESTMENT GROUP
HOLDINGS INC.

By:	/s/ Jonathan Slager
Name:	Jonathan Slager
Title:	Chief Executive Officer

BRIDGE HOLDINGS:

BRIDGE INVESTMENT GROUP
HOLDINGS LLC

By:	/s/ Jonathan Slager
Name:	Jonathan Slager
Title:	Authorized Person

[Signature Page to Tax Receivable Agreement]

IN WITNESS WHEREOF, the parties have executed this Tax Receivable Agreement as of the date first written above.

Bridge Founders Group, LLC

By:	/s/ Christian V. Young
Name:	Christian V. Young
Title:	Authorized Signatory

[Signature Page to Tax Receivable Agreement]

IN WITNESS WHEREOF, the parties have executed this Tax Receivable Agreement as of the date first written above.

By:	/s/ Dean Allara
Name:	Dean Allara

Rockridge Investments, LLC

By:	/s/ Dean Allara
Name:	Dean Allara
Title:	Authorized Signatory

[Signature Page to Tax Receivable Agreement]

IN WITNESS WHEREOF, the parties have executed this Tax Receivable Agreement as of the date first written above.

The Anderson Irrevocable Trust

By:	/s/ Kevin Anderson
Name:	Kevin Anderson
Title:	Authorized Signatory

[Signature Page to Tax Receivable Agreement]

IN WITNESS WHEREOF, the parties have executed this Tax Receivable Agreement as of the date first written above.

By:	/s/ Phillip Anderson
Name:	Phillip Anderson

Genova Ventures, LLC

By:	/s/ Phillip Anderson
Name:	Phillip Anderson
Title:	Authorized Signatory

[Signature Page to Tax Receivable Agreement]

IN WITNESS WHEREOF, the parties have executed this Tax Receivable Agreement as of the date first written above.

By:	/s/ Brad Andrus
Name:	Brad Andrus

The Andrus Irrevocable Trust

By:	/s/ Brad Andrus
Name:	Brad Andrus
Title:	Authorized Signatory

[Signature Page to Tax Receivable Agreement]

IN WITNESS WHEREOF, the parties have executed this Tax Receivable Agreement as of the date first written above.

By:	/s/ Brock Andrus
Name:	Brock Andrus

[Signature Page to Tax Receivable Agreement]

IN WITNESS WHEREOF, the parties have executed this Tax Receivable Agreement as of the date first written above.

The Richard and Debra Andrus Trust

By:	/s/ Rick Andrus
Name:	Rick Andrus
Title:	Authorized Signatory

[Signature Page to Tax Receivable Agreement]

IN WITNESS WHEREOF, the parties have executed this Tax Receivable Agreement as of the date first written above.

By:	/s/ Colin Apple
Name:	Colin Apple

[Signature Page to Tax Receivable Agreement]

IN WITNESS WHEREOF, the parties have executed this Tax Receivable Agreement as of the date first written above.

By:	/s/ Bruce Berger
Name:	Bruce Berger

[Signature Page to Tax Receivable Agreement]

IN WITNESS WHEREOF, the parties have executed this Tax Receivable Agreement as of the date first written above.

Briggs Capital Partners, LLC

By:	/s/ Chad Briggs
Name:	Chad Briggs
Title:	Authorized Signatory

[Signature Page to Tax Receivable Agreement]

IN WITNESS WHEREOF, the parties have executed this Tax Receivable Agreement as of the date first written above.

Globetrotter Foundation

By:	/s/ Sallie Calhoun
Name:	Sallie Calhoun
Title:	Authorized Signatory

[Signature Page to Tax Receivable Agreement]

IN WITNESS WHEREOF, the parties have executed this Tax Receivable Agreement as of the date first written above.

By:	/s/ Todd Castagna
Name:	Todd Castagna

[Signature Page to Tax Receivable Agreement]

IN WITNESS WHEREOF, the parties have executed this Tax Receivable Agreement as of the date first written above.

Mobjack Investments, LLC

By:	/s/ Robert Chapin
Name:	Robert Chapin
Title:	Authorized Signatory

[Signature Page to Tax Receivable Agreement]

IN WITNESS WHEREOF, the parties have executed this Tax Receivable Agreement as of the date first written above.

Kolana Limited

By:	/s/ Winston Chiu
Name:	Winston Chiu
Title:	Authorized Signatory

[Signature Page to Tax Receivable Agreement]

IN WITNESS WHEREOF, the parties have executed this Tax Receivable Agreement as of the date first written above.

The Christiano Trust dtd 9/9/90

By:	/s/ Matt Christiano
Name:	Matt Christiano
Title:	Authorized Signatory

[Signature Page to Tax Receivable Agreement]

IN WITNESS WHEREOF, the parties have executed this Tax Receivable Agreement as of the date first written above.

By:	/s/ James Chung
Name:	James Chung

[Signature Page to Tax Receivable Agreement]

IN WITNESS WHEREOF, the parties have executed this Tax Receivable Agreement as of the date first written above.

By:	/s/ Jason M. Clark
Name:	Jason M. Clark

[Signature Page to Tax Receivable Agreement]

IN WITNESS WHEREOF, the parties have executed this Tax Receivable Agreement as of the date first written above.

By:	/s/ David Coelho
Name:	David Coelho

[Signature Page to Tax Receivable Agreement]

IN WITNESS WHEREOF, the parties have executed this Tax Receivable Agreement as of the date first written above.

TSG Servant Holdings, LLC

By:	/s/ Mary Demetree
Name:	Mary Demetree
Title:	Authorized Signatory

[Signature Page to Tax Receivable Agreement]

IN WITNESS WHEREOF, the parties have executed this Tax Receivable Agreement as of the date first written above.

By:	/s/ Rachel Diller
Name:	Rachel Diller

[Signature Page to Tax Receivable Agreement]

IN WITNESS WHEREOF, the parties have executed this Tax Receivable Agreement as of the date first written above.

By:	/s/ Katherine Elsnab
Name:	Katherine Elsnab

[Signature Page to Tax Receivable Agreement]

IN WITNESS WHEREOF, the parties have executed this Tax Receivable Agreement as of the date first written above.

By:	/s/ Mark Ferris
Name:	Mark Ferris

[Signature Page to Tax Receivable Agreement]

IN WITNESS WHEREOF, the parties have executed this Tax Receivable Agreement as of the date first written above.

Judy Tree LLC

By:	/s/ James Freeman
Name:	James Freeman
Title:	Authorized Signatory

[Signature Page to Tax Receivable Agreement]

IN WITNESS WHEREOF, the parties have executed this Tax Receivable Agreement as of the date first written above.

By:	/s/ Matthew Grant
Name:	Matthew Grant

[Signature Page to Tax Receivable Agreement]

IN WITNESS WHEREOF, the parties have executed this Tax Receivable Agreement as of the date first written above.

By:	/s/ Kelley Hansen
Name:	Kelley Hansen

[Signature Page to Tax Receivable Agreement]

IN WITNESS WHEREOF, the parties have executed this Tax Receivable Agreement as of the date first written above.

By:	/s/ Errol Harris
Name:	Errol Harris

[Signature Page to Tax Receivable Agreement]

IN WITNESS WHEREOF, the parties have executed this Tax Receivable Agreement as of the date first written above.

By:	/s/ Donaldson Hartman
Name:	Donaldson Hartman

[Signature Page to Tax Receivable Agreement]

IN WITNESS WHEREOF, the parties have executed this Tax Receivable Agreement as of the date first written above.

By:	/s/ Inna Khidekel
Name:	Inna Khidekel

[Signature Page to Tax Receivable Agreement]

IN WITNESS WHEREOF, the parties have executed this Tax Receivable Agreement as of the date first written above.

By:	/s/ Adam Scott Kirk
Name:	Adam Scott Kirk

[Signature Page to Tax Receivable Agreement]

IN WITNESS WHEREOF, the parties have executed this Tax Receivable Agreement as of the date first written above.

Latimer Equity Investments, LLC

By:	/s/ Holden Latimer
Name:	Holden Latimer
Title:	Authorized Signatory

[Signature Page to Tax Receivable Agreement]

IN WITNESS WHEREOF, the parties have executed this Tax Receivable Agreement as of the date first written above.

Richard F. & Darlene L. Leusch Trust

By:	/s/ Darlene Leusch
Name:	Darlene Leusch
Title:	Authorized Signatory

[Signature Page to Tax Receivable Agreement]

IN WITNESS WHEREOF, the parties have executed this Tax Receivable Agreement as of the date first written above.

The Minnick Irrevocable Trust

By:	/s/ D. Russell Minnick
Name:	D. Russell Minnick
Title:	Authorized Signatory

[Signature Page to Tax Receivable Agreement]

IN WITNESS WHEREOF, the parties have executed this Tax Receivable Agreement as of the date first written above.

The Charlotte Morse 2017 AET

By:	/s/ Charlotte Morse
Name:	Charlotte Morse
Title:	Authorized Signatory

[Signature Page to Tax Receivable Agreement]

IN WITNESS WHEREOF, the parties have executed this Tax Receivable Agreement as of the date first written above.

FLM Holdings, LLC

By:	/s/ Robert Morse
Name:	Robert Morse
Title:	Authorized Signatory

The Elliot Coleman Morse 2017 AET

By:	/s/ Robert Morse
Name:	Robert Morse
Title:	Authorized Signatory

The Margaret Brooke Morse 2017 AET

By:	/s/ Robert Morse
Name:	Robert Morse
Title:	Authorized Signatory

The Robert Edson Morse 2017 AET

By:	/s/ Robert Morse
Name:	Robert Morse
Title:	Authorized Signatory

[Signature Page to Tax Receivable Agreement]

IN WITNESS WHEREOF, the parties have executed this Tax Receivable Agreement as of the date first written above.

By:	/s/ Aaron O’Farrell
Name:	Aaron O’Farrell

[Signature Page to Tax Receivable Agreement]

IN WITNESS WHEREOF, the parties have executed this Tax Receivable Agreement as of the date first written above.

Adam B. O’Farrell and Tracy K O’Farrell Trust dtd May 9, 2019

By:	/s/ Adam O’Farrell
Name:	Adam O’Farrell
Title:	Authorized Signatory

The O’Farrell Irrevocable Trust

By:	/s/ Adam O’Farrell
Name:	Adam O’Farrell
Title:	Authorized Signatory

[Signature Page to Tax Receivable Agreement]

IN WITNESS WHEREOF, the parties have executed this Tax Receivable Agreement as of the date first written above.

Peeper Investments, LLC

By:	/s/ Blake Peeper
Name:	Blake Peeper
Title:	Authorized Signatory

[Signature Page to Tax Receivable Agreement]

IN WITNESS WHEREOF, the parties have executed this Tax Receivable Agreement as of the date first written above.

JSPJ FLP

By:	/s/ John S. Pennington
Name:	John S. Pennington
Title:	Authorized Signatory

[Signature Page to Tax Receivable Agreement]

IN WITNESS WHEREOF, the parties have executed this Tax Receivable Agreement as of the date first written above.

Trust of TMPeterson

By:	/s/ Thayne M. Peterson
Name:	Thayne M. Peterson
Title:	Authorized Signatory

[Signature Page to Tax Receivable Agreement]

IN WITNESS WHEREOF, the parties have executed this Tax Receivable Agreement as of the date first written above.

By:	/s/ Joseph M. Rault III
Name:	Joseph M. Rault III
Title:	Authorized Signatory

[Signature Page to Tax Receivable Agreement]

IN WITNESS WHEREOF, the parties have executed this Tax Receivable Agreement as of the date first written above.

Reardon Partners LLC

By:	/s/ Tim Reardon
Name:	Tim Reardon
Title:	Authorized Signatory

The Timothy James Reardon and Megan McClannan Reardon Revocable Trust

By:	/s/ Tim Reardon
Name:	Tim Reardon
Title:	Authorized Signatory

[Signature Page to Tax Receivable Agreement]

IN WITNESS WHEREOF, the parties have executed this Tax Receivable Agreement as of the date first written above.

The Survivor’s Trust UTA dtd November 21, 2007

By:	/s/ Sara Katherine Hallock Sanders
Name:	Sara Katherine Hallock Sanders
Title:	Authorized Signatory

[Signature Page to Tax Receivable Agreement]

IN WITNESS WHEREOF, the parties have executed this Tax Receivable Agreement as of the date first written above.

By:	/s/ Jeffrey L. Shaw
Name:	Jeffrey L. Shaw

SCREO-BOFM LLC

By:	/s/ Jeffrey L. Shaw
Name:	Jeffrey L. Shaw
Title:	Authorized Signatory

[Signature Page to Tax Receivable Agreement]

IN WITNESS WHEREOF, the parties have executed this Tax Receivable Agreement as of the date first written above.

J.P. Slager, LLC

By:	/s/ Jonathan Slager
Name:	Jonathan Slager
Title:	Authorized Signatory

SF International Irrevocable Trust Dated December 30, 2019

By:	/s/ Jonathan Slager
Name:	Jonathan Slager
Title:	Authorized Signatory

Slager Family Limited Partnership

By:	/s/ Jonathan Slager
Name:	Jonathan Slager
Title:	Authorized Signatory

[Signature Page to Tax Receivable Agreement]

IN WITNESS WHEREOF, the parties have executed this Tax Receivable Agreement as of the date first written above.

By:	/s/ Danuel Stanger
Name:	Danuel Stanger
Title:	Authorized Signatory

[Signature Page to Tax Receivable Agreement]

IN WITNESS WHEREOF, the parties have executed this Tax Receivable Agreement as of the date first written above.

Christian V. Young 2020 Gift Trust

By:	/s/ Danuel Stanger
Name:	Danuel Stanger
Title:	Authorized Signatory

The Danna Investment Company LLC

By:	/s/ Danuel Stanger
Name:	Danuel Stanger
Title:	Authorized Signatory

The Anna Stanger 2020 Gift Trust

By:	/s/ Danuel Stanger
Name:	Danuel Stanger
Title:	Authorized Signatory

The Danna Foundation

By:	/s/ Danuel Stanger
Name:	Danuel Stanger
Title:	Authorized Signatory

The Danuel R. Stanger Revocable Trust

By:	/s/ Danuel Stanger
Name:	Danuel Stanger
Title:	Authorized Signatory

[Signature Page to Tax Receivable Agreement]

IN WITNESS WHEREOF, the parties have executed this Tax Receivable Agreement as of the date first written above.

The Stayner Irrevocable Trust, dated December 1, 2020

By:	/s/ Richard Stayner
Name:	Richard Stayner
Title:	Authorized Signatory

[Signature Page to Tax Receivable Agreement]

IN WITNESS WHEREOF, the parties have executed this Tax Receivable Agreement as of the date first written above.

DFS Equity, LLC

By:	/s/ Martin Steinberger
Name:	Martin Steinberger
Title:	Authorized Signatory

[Signature Page to Tax Receivable Agreement]

IN WITNESS WHEREOF, the parties have executed this Tax Receivable Agreement as of the date first written above.

By:	/s/ Meena Thever
Name:	Meena Thever

[Signature Page to Tax Receivable Agreement]

IN WITNESS WHEREOF, the parties have executed this Tax Receivable Agreement as of the date first written above.

By:	/s/ John Ward
Name:	John Ward
Title:	Authorized Signatory

FCPO-BOFM LLC

By:	/s/ John Ward
Name:	John Ward
Title:	Authorized Signatory

[Signature Page to Tax Receivable Agreement]

IN WITNESS WHEREOF, the parties have executed this Tax Receivable Agreement as of the date first written above.

By:	/s/ Christian Young
Name:	Christian Young

Acorn Development Corp.

By:	/s/ Christian Young
Name:	Christian Young
Title:	Authorized Signatory

Christian V. and Lisa D. Young Family Foundation

By:	/s/ Christian Young
Name:	Christian Young
Title:	Authorized Signatory

Lisa D. Young 2020 Gift Trust

By:	/s/ Christian Young
Name:	Christian Young
Title:	Authorized Signatory

The Christian V. Young 2003 Trust

By:	/s/ Christian Young
Name:	Christian Young
Title:	Authorized Signatory

[Signature Page to Tax Receivable Agreement]

Exhibit A

FORM OF JOINDER AGREEMENT

This JOINDER AGREEMENT, dated as of                     , 20         (this “Joinder”), is delivered pursuant to that certain Tax Receivable Agreement, dated as of [•] (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Tax Receivable Agreement”), by and among Bridge Investment Group Holdings Inc., a Delaware corporation (the “Corporation”), Bridge Investment Group Holdings LLC, a Delaware limited liability company (“Bridge Holdings”), and each of the Members from time to time party thereto. Capitalized terms used but not otherwise defined herein have the respective meanings set forth in the Tax Receivable Agreement.

1.

Joinder to the Tax Receivable Agreement. The undersigned hereby represents and warrants to the Corporation that, as of the date hereof, the undersigned has been assigned an interest in the Tax Receivable Agreement from a Member.

2.

Joinder to the Tax Receivable Agreement. Upon the execution of this Joinder by the undersigned and delivery hereof to the Corporation, the undersigned hereby is and hereafter will be a Member under the Tax Receivable Agreement, with all the rights, privileges and responsibilities of a party thereunder. The undersigned hereby agrees that it shall comply with and be fully bound by the terms of the Tax Receivable Agreement as if it had been a signatory thereto as of the date thereof.

3.	Incorporation by Reference. All terms and conditions of the Tax Receivable Agreement are hereby incorporated by reference in this Joinder as if set forth herein in full.

4.	Address. All notices under the Tax Receivable Agreement to the undersigned shall be direct to:

[Name]

[Address]

[City, State, Zip Code]

Attn:

Facsimile:

E-mail:

[Signature Page Follows this Page]

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Joinder as of the day and year first above written.

[NAME OF NEW MEMBER]

by

Name:
Title:

Acknowledged and agreed as of the date first set forth above:

BRIDGE INVESTMENT GROUP HOLDINGS INC.

by

Name:
Title:

[Signature Page to Joinder Agreement]